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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 28, 2005
                Date of Report (Date of earliest event reported)


                            QUAKER FABRIC CORPORATION
             (Exact name of registrant as specified in its charter)

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
        Delaware                       1-7023                     04-1933106
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

941 Grinnell Street, Fall River, Massachusetts                      02721
  (Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code              (508) 678-1951



         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01 Other Events

On January 25, 2005, Quaker Fabric Corporation of Fall River ("Quaker"), a wholly-owned subsidiary of Quaker Fabric Corporation (the "Company"), was notified by Solutia, Inc. ("Solutia") that Solutia is intending to exit the acrylic fibers business, pending approval by the U.S. Bankruptcy Court, with closure of its acrylic fiber operation currently planned for early to mid-April of this year. Quaker was also advised that Solutia intended to increase its fiber prices and its minimum order size, effective immediately. Solutia has been operating its businesses under bankruptcy court protection since it and 14 of its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on December 17, 2003 in the U.S. Bankruptcy Court for the Southern District of New York.

Approximately 35% of the filling yarns used by Quaker in the manufacture of the upholstery fabrics Quaker sells are acrylic and are purchased from spinners that use fiber from Solutia. These filling yarns go into approximately 65-70% of the fabric SKUs that make up Quaker's product line. In addition, raw materials purchased from Solutia are also used in the manufacture of many of the specialty yarns sold by Quaker. Quaker is moving to build inventory of the Solutia fibers used in the fabrics and yarns Quaker makes. Quaker has relationships with other acrylic fiber suppliers around the world and is taking steps to replace the Solutia fibers with fibers manufactured by other suppliers either within or outside the United States.

In addition, Quaker has been notified that, on January 25, 2005, an interim receiver was appointed to hold and control the estate of Les Textiles Du-Re Ltee ("Du-Re") and to operate Du-Re's business on a temporary basis pursuant to the provisions of Section 47 of the Canadian Bankruptcy and Insolvency Act. Du-Re is a spinner that supplies Quaker with a number of acrylic spun yarns made with Solutia fiber and included in a number of the fabrics manufactured and sold by Quaker. Quaker is working with Du-Re's receiver to arrange for a continuous flow of these raw materials until an alternate source of supply or other arrangements can be put in place.

A shortage or interruption in the supply of these or any other critical raw material components could have a material adverse effect on Quaker and the Company. In addition, Solutia's decision to exit the acrylic fibers business could increase the risk of business failures and/or further consolidations involving the Company's other suppliers and the related risk of disruption to Quaker's operations.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      QUAKER FABRIC CORPORATION
                                      (Registrant)



Date: January 28, 2005                /s/ Paul J. Kelly
                                      --------------------------------------
                                      Paul J. Kelly
                                      Vice President -- Finance and Treasurer




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